Exhibit 4.1

OMNIBUS AMENDMENT,

ASSUMPTION AGREEMENT

AND CONSENT

(NISSAN AUTO LEASE TRUST 2019-B)

THIS OMNIBUS AMENDMENT, ASSUMPTION AGREEMENT AND CONSENT, dated as of April 1, 2021 (this “Omnibus Amendment and Consent”), is by and among NISSAN AUTO LEASE TRUST 2019-B (the “Issuing Entity”), NISSAN MOTOR ACCEPTANCE COMPANY LLC (successor by conversion to Nissan Motor Acceptance Corporation, a California corporation), a Delaware limited liability company (in its individual capacity or in its capacity as Servicer, Administrator or Administrative Agent, as applicable, “NMAC”), NISSAN AUTO LEASING LLC II, a Delaware limited liability company (“NALL II”), as Depositor, Certificateholder or Transferee, as applicable, NISSAN-INFINITI LT LLC (successor by conversion to Nissan-Infiniti LT, a Delaware statutory trust), a Delaware limited liability company (the “Titling Company”), NILT LLC (successor by conversion to NILT Trust, a Delaware statutory trust), a Delaware limited liability company (“NILT LLC”), U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as Indenture Trustee and as Titling Company Registrar, CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer (“Clayton”), WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee for the Issuing Entity (the “Owner Trustee”), and solely for the purpose of acknowledging the termination of their roles under the Basic Documents, NILT, INC., as trustee for the Titling Trust (the “Titling Trustee”), WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Delaware trustee (the “Delaware Trustee”), U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee for NILT Trust, and U.S. BANK, as trust agent for the Titling Trust, and is the:

(i)

Second Supplement to the Indenture, dated as of July 24, 2019, by and between the Issuing Entity and U.S. Bank as indenture trustee (the “Indenture Trustee”), as supplemented by Supplement No. 1 to Indenture, dated as of March 19, 2021 (“Supplement No. 1”), between the Issuing Entity and the Indenture Trustee (before giving effect to this Omnibus Amendment and Consent, as supplemented by Supplement No. 1, the “Existing 2019-B Indenture” and, as so amended, the “2019-B Indenture”);

(ii)

First Amendment to the Agreement of Definitions, dated as of July 24, 2019, by and between the Issuing Entity, NILT LLC, the Titling Company, NMAC, NALL II, the Owner Trustee, the Indenture Trustee, and solely for the purpose of this Omnibus Amendment and Consent, NILT, Inc. and the Delaware Trustee (before giving effect to this Omnibus Amendment and Consent, the “Existing 2019-B Agreement of Definitions” and, as so amended, the “2019-B Agreement of Definitions”);

(iii)

First Amendment to 2019-B SUBI Servicing Supplement, dated as of July 24, 2019, by and between the Titling Company, NILT LLC, and NMAC, as Servicer (before giving effect to this Omnibus Amendment and Consent, the “Existing 2019-B SUBI Servicing Supplement” and, as so amended, the “2019-B Series Servicing Supplement”);

(iv)

First Amendment to the Amended and Restated Trust Agreement for the Issuing Entity, dated as of July 24, 2019, by and between NALL II and the Owner Trustee (before giving effect to this Omnibus Amendment and Consent, the “Existing 2019-B Trust Agreement” and, as so amended, the “2019-B Trust Agreement”);

(v)

First Amendment to the Trust Administration Agreement, dated as of July 24, 2019, by and among the Issuing Entity, NMAC, the Depositor and the Indenture Trustee (before giving effect to this Omnibus Amendment and Consent, the “Existing 2019-B Trust Administration Agreement” and, as so amended, the “2019-B Trust Administration Agreement”);

(vi)

First Amendment to the SUBI Certificate Transfer Agreement, dated as of July 24, 2019, by and between NILT LLC, as transferor, and NALL II as transferee (before giving effect to this Omnibus Amendment and Consent, the “Existing 2019-B SUBI Certificate Transfer Agreement” and, as so amended, the “2019-B Series Certificate Transfer Agreement”);

(vii)

First Amendment to the Trust SUBI Certificate Transfer Agreement, dated as of July 24, 2019, by and among NALL II, as transferor, and the Issuing Entity, as transferee (before giving effect to this Omnibus Amendment and Consent, the “Existing 2019-B Trust SUBI Certificate Transfer Agreement” and, as so amended, the “2019-B Trust Series Certificate Transfer Agreement”);

(viii)

First Amendment to the Asset Representations Reviewer Agreement, dated as of July 24, 2019, by and among the Issuing Entity, NMAC, and Clayton (before giving effect to this Omnibus Amendment and Consent, the “Existing 2019-B ARR Agreement” and, as so amended, the “2019-B ARR Agreement”).

The agreements listed in preceding clauses (i) through (iii) and (v) through (viii), either before or after giving effect to this Omnibus Amendment and Consent, as the context requires, are referred to herein collectively as the “NY Amendment Documents”. The agreements listed in preceding clause (iv), either before or after giving effect to this Omnibus Amendment and Consent, as the context requires, are referred to herein collectively as the “DE Amendment Documents,” and together with the NY Amendment Documents, the “Amendment Documents.” Capitalized terms used but not defined herein have the meanings provided in the 2019-B Agreement of Definitions.

R E C I T A L S

WHEREAS, substantially simultaneously with the effectiveness of this Omnibus Amendment and Consent, the following conversions (each, a “Conversion”) shall occur: (i) Nissan-Infiniti LT, a Delaware statutory trust, is converting to Nissan-Infiniti LT LLC, a Delaware limited liability company (the “Titling Trust”), (ii) NILT Trust, a Delaware statutory trust, is converting to NILT LLC, a Delaware limited liability company, and (iii) Nissan Motor Acceptance Corporation, a California corporation, is converting to Nissan Motor Acceptance Company LLC, a Delaware limited liability company (each of Nissan-Infiniti LT LLC, NILT LLC and Nissan Motor Acceptance Company LLC is sometimes hereinafter referred to as a “Converted Party”);

WHEREAS, immediately prior to the Conversion of Nissan-Infiniti LT to the Titling Company, the Titling Trustee of Nissan-Infiniti LT will merge with and into Nissan-Infiniti LT (the “Merger”) and upon such Merger and the forgoing Conversion, the Titling Trustee’s separate existence and role under the Basic Documents shall terminate;

WHEREAS, as a result of the Conversion of Nissan-Infiniti LT to the Titling Company, (i) certain Trust Documents (as defined in the Existing Agreement of Definitions) will be replaced with new agreements or amended and restated counterparts of their respective Titling Company Documents (as defined in the Agreement of Definitions), (ii) the roles of the Trust Agent and the Delaware trustee of Nissan-Infiniti LT, and the trustee of NILT Trust, will be eliminated, (iii) NILT LLC will become the sole Member of the Titling Company rather than Grantor and Beneficiary of Nissan-Infiniti LT, (iv) U.S. Bank will become the “Titling Company Registrar” for the Titling Company, and (v) each outstanding “special unit of beneficial interest” (each a “SUBI”) of Nissan-Infiniti LT will be converted to a separate series of limited liability company interest in the Titling Company (each, a “Series Interest”), and in particular, the 2019-B SUBI Certificate acquired by the Issuing Entity under the Existing 2019-B Trust SUBI Certificate Transfer Agreement will be converted to the 2019-B Series Certificate and thereby will continue to be owned by the Issuing Entity and pledged to the Indenture Trustee;

WHEREAS, in connection with the Conversions, each of the Converted Parties (in each case, in every capacity) wishes expressly (i) to confirm all of its rights, remedies, powers and privileges (in every capacity) under, or with respect to, each Amendment Document (as in effect immediately after giving effect to this Omnibus Amendment and Consent) to which it was or is a party (or by which it was or is bound), (ii) to confirm, and to agree to continue to perform, each and every one of its obligations (including without limitation, obligations with respect to indemnities) under, or with respect to, each Amendment Document (as in effect immediately after giving effect to this Omnibus Amendment and Consent) and each other Basic Document to which it was or is a party (or by which it was or is bound), (iii) to continue to be or become a party to (and otherwise be bound by, or subject to) each Amendment Document (as in effect immediately after giving effect to this Omnibus Amendment and Consent) and each other Basic Document to which it was a party (or by which it was bound or to which it was subject) to the same extent as would have been the case had the Conversion not occurred, and (iv) to update its addresses for notices under all of the Basic Documents to the addresses set forth in Schedule II attached hereto;

WHEREAS, the parties to this Omnibus Amendment and Consent desire to amend each Amendment Document, in each case, to the extent it was (or is becoming) a party thereto, to give effect to the events described in the preceding WHEREAS clauses;

WHEREAS, NMAC, NILT LLC, NALL II and the Issuing Entity desire that this Omnibus Amendment and Consent be deemed to satisfy all notice requirements set forth in the Amendment Documents (as in effect immediately before giving effect to this Omnibus Amendment and Consent) resulting from, or related to, the amendments set forth herein, the Conversions and the Merger, and all parties hereto are willing to deem satisfied all such notice requirements; and

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. CONFIRMATION OF ASSUMPTION OF OBLIGATIONS.

(a) Without in any way limiting the generality of any assumption which may occur by operation of law pursuant to which any Converted Party has assumed (or may assume) the obligations of Nissan-Infiniti LT, NILT Trust or Nissan Motor Acceptance Corporation, as applicable, prior to the Conversion, each Converted Party hereby expressly (i) confirms all of its rights, remedies, powers and privileges under, or with respect to, each Amendment Document (as in effect immediately after giving effect to this Omnibus Amendment and Consent) to which it was or is a party (or by which it was or is bound), (ii) confirms, and agrees to continue to perform, each and every one of its obligations (in every capacity, including without limitation, obligations with respect to indemnities) under, or with respect to, each Amendment Document (as in effect immediately after giving effect to this Omnibus Amendment and Consent) and each other Basic Document to which it was or is a party (or by which it was or is bound) and (iii) agrees to continue to be or become a party to (and otherwise be bound by, or subject to) each Amendment Document (as in effect immediately after giving effect to this Omnibus Amendment and Consent) and each other Basic Document to which it was, is or is intended to be a party (or by which it was, is or is intended to be bound) to the same extent as would have been the case had the Conversion not occurred.

SECTION 2. AMENDMENTS TO EXISTING 2019-B INDENTURE.

The parties to the Existing 2019-B Indenture hereby amend the Existing 2019-B Indenture by:

(a) amending the existing references to the various parties, roles, agreements and terms to the new references listed opposite such existing references on Schedule I attached hereto;

(b) in Section 5.04(a)(iv), deleting the words “Section 12.05(b) of”;

(c) in Section 8.02(a), deleting the words “Section 14.01 of”; and

(d) in Section 8.05(a), deleting the words “Section 4.02(a) of the Titling Trust Agreement” and replacing such words with “Section 12 of the 2019-B Series Supplement”.

SECTION 3. AMENDMENTS TO EXISTING 2019-B AGREEMENT OF DEFINITIONS.

The parties to the Existing 2019-B Agreement of Definitions hereby amend the Existing 2019-B Agreement of Definitions (other than the recitals thereto) by:

(a) amending the existing references to the various parties, roles, agreements and terms to the new references listed opposite such existing references on Schedule I attached hereto;

(b) by deleting the reference to “Section 4.02 of” in the defined term “Collection Account”;

(c) by deleting the defined term “Payment Ahead” in its entirety;

(d) by deleting the defined term “Permitted Investments” in its entirety and replacing it with the following:

“ “Permitted Investments” means, at any time with respect to the Unallocated Assets or any Series, any one or more of the following obligations, instruments or securities:

(i) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by FNMA or any State; provided that, if any related Rated Securities are outstanding, such obligations have the highest available credit rating from each Rating Agency for such obligations;

(iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or of any State; provided, that if any related Rated Securities are outstanding, at the time of such investment or contractual commitment providing for such investment, either (a) the long-term unsecured debt of such corporation has the highest available rating from each Rating Agency for such obligations or (b) the commercial paper or other short-term debt of such corporation that is then rated has the highest available credit rating of each Rating Agency for such obligations;

(iv) certificates of deposit issued by any depository institution or trust company (including the Titling Company Registrar) incorporated under the laws of the United States or any State and subject to supervision and examination by banking authorities of one or more of such jurisdictions; provided that, if any related Rated Securities are outstanding, the short-term unsecured debt obligations of such depository institution or trust company has the highest available credit rating of each Rating Agency for such obligations;

(v) certificates of deposit that are issued by any bank, trust company, savings bank or other savings institution and fully insured by the FDIC;

(vi) investments in money market funds (including funds for which the Titling Company Registrar or any of its Affiliates is investment manager or advisor) having a rating from S&P of AAA-m or AAAm-G and from Moody’s of Aaa;

(vii) repurchase obligations held by the Titling Company Registrar, with respect to any obligation or security described in clauses (i), (ii) or (viii) hereof or any other obligation or security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (iv) above; and

(viii) such other obligations, instruments or securities as may be directed by the Servicer; provided, that if any Rated Securities are outstanding, such obligations, instruments or securities shall be acceptable to each relevant Rating Agency, as evidenced by a letter from such Rating Agency to the Titling Company Registrar to the effect that investments of such type will not result in a Ratings Effect;

provided, that, each of the foregoing obligations, instruments and securities shall mature no later than the Business Day prior to the Payment Date (other than in the case of the investment of monies in obligations, instruments or securities of which the entity at which the related account is located is the obligor, which may mature on such date), and shall be required to be held to such maturity.

Notwithstanding the foregoing, (i) no Permitted Investment may be purchased at a premium and (ii) no obligation or security may be a “Permitted Investment” unless (a) the Titling Company Registrar has control (within the meaning of Section 8-106 of the UCC) over such obligation or security and (b) at the time such obligation or security was delivered to the Titling Company Registrar or the Titling Company Registrar became the related Entitlement Holder, the Titling Company Registrar did not have notice of any adverse claim with respect thereto within the meaning of Section 8-105 of the UCC.

For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any “+” signs associated with such rating) or such lower credit rating (as approved in writing by each Rating Agency) as will not result in a Rating Event.”;

(e) by deleting the defined term “Proceeding” in its entirety and replacing it with the following:

“ “Proceeding” means any suit or action at law or in equity or any other judicial or administrative proceeding, including any bankruptcy proceeding.”;

(f) by deleting the defined term “Related Beneficiary” in its entirety and replacing it with the following:

“ “Related Beneficiary” has the meaning set forth in the Titling Company Servicing Agreement.”;

(g) by deleting the defined term “Required Deposit Rating” in its entirety and replacing it with the following:

“ “Required Deposit Rating” means, with respect to any entity and any Series Account, that (i) the short-term unsecured debt obligations of such entity are rated in the highest short-term rating category by each Rating Agency (excluding any “+” signs associated with such rating) or (ii) such entity is a depository institution or trust company having a long-term unsecured debt rating acceptable to each Rating Agency and corporate trust powers and the related Series Account is maintained in a segregated trust account in the corporate trust department of the related entity.”;

(h) by deleting the defined term “Required Related Holders” in its entirety and replacing it with the following:

“ “Required Related Holders” means the Issuing Entity; provided that so long as the Lien of the Indenture is in place, the “Required Related Holders” shall be deemed to be the Indenture Trustee (as Registered Pledgee of the 2019-B Series Certificate), acting at the direction of the Required Percentage of the Noteholders and thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders (which for this purpose shall include the Trust Certificates owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and any of their respective Affiliates) until the final distribution is made with respect to the 2019-B Series Assets.”;

(i) by deleting the reference to “Section 4.02 of” in the defined term “SUBI Collection Account”;

(j) by deleting the defined term “UTI” in its entirety and replacing it with the following:

“ “Unallocated Assets” has the meaning set forth in the Titling Company Agreement.”; and

(k) by deleting the defined term “UTI Certificate” in its entirety and replacing it with the following:

“ “Unallocated Assets Certificate” has the meaning set forth in the Titling Company Agreement.”.

SECTION 4. AMENDMENTS TO EXISTING 2019-B SUBI SERVICING SUPPLEMENT.

The parties to the Existing 2019-B SUBI Servicing Supplement hereby amend the Existing 2019-B SUBI Servicing Supplement (other than the recitals thereto) by:

(a) amending the existing references to the various parties, roles, agreements and terms to the new references listed opposite such existing references on Schedule I attached hereto;

(b) notwithstanding clause (a) above, in Sections 8.02(a) and (b), deleting the references to “Titling Trustee” and replacing such references with “Administrator”;

(c) in Section 8.02(e), deleting the reference to “Section 2.06(f)” and replacing such reference with “Section 2.06(b);

(d) in Section 8.12(b), deleting the words “ in addition to complying with the notice requirements of Section 4.01(b) of the Basic Servicing Agreement (except that references therein to Registered Pledgees shall mean each Registered Pledgee of the 2019-B SUBI Certificate),”;

(e) in Section 8.12(c), deleting the words “In addition to the provisions of Section 4.01(c) of the Basic Servicing Agreement, if” and replacing such words with “If”;

(f) in Section 8.12(c), deleting the words “Notwithstanding the provisions of Section 4.01(e) of the Basic Servicing Agreement, with respect to any Servicer Default related to the 2019-B SUBI Assets, the Titling Trustee” and replacing such words with “The Titling Company Registrar”;

(g) in Section 8.15, deleting the words “Notwithstanding anything to the contrary in Section 2.03 of the Basic Servicing Agreement, the” and replacing such words with “The”;

(h) deleting Section 9.02 in its entirety and replacing it with the following:

“Governing Law. This 2019-B Servicing Supplement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any otherwise applicable principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law).”

(i) deleting Section 9.12 in its entirety and replacing such section with “[Reserved].”.

SECTION 5. AMENDMENTS TO EXISTING 2019-B TRUST AGREEMENT.

The parties to the Existing 2019-B Trust Agreement hereby amend the Existing 2019-B Trust Agreement (other than the recitals thereto) by amending the existing references to the various parties, roles, agreements and terms to the new references listed opposite such existing references on Schedule I attached hereto.

SECTION 6. AMENDMENTS TO EXISTING 2019-B TRUST ADMINISTRATION AGREEMENT.

The parties to the Existing 2019-B Trust Administration Agreement hereby amend the Existing 2019-B Trust Administration Agreement (other than the recitals thereto) by amending the existing references to the various parties, roles, agreements and terms to the new references listed opposite such existing references on Schedule I attached hereto;

SECTION 7. AMENDMENTS TO EXISTING 2019-B SUBI CERTIFICATE TRANSFER AGREEMENT.

The parties to the Existing 2019-B SUBI Certificate Transfer Agreement hereby amend the Existing 2019-B SUBI Certificate Transfer Agreement (other than the recitals thereto) by:

(a) amending the existing references to the various parties, roles, agreements and terms to the new references listed opposite such existing references on Schedule I attached hereto; and

(b) deleting Section 2.06 in its entirety and replacing it with the following:

“Release of Claims. Pursuant to Sections 4.1(f), 4.1(g) and 10.1 of the Titling Company Agreement, the Transferee hereby covenants and agrees for the express benefit of the Member and each holder from time to time of the Unallocated Assets Certificate and any Series Certificate that the Transferee shall release all claims to the Unallocated Assets and the related Other Series Assets, respectively, and, in the event such release is not given effect, to subordinate fully all claims it may be deemed to have against the Unallocated Assets or such Other Series Assets, as the case may be.”.

SECTION 8. AMENDMENTS TO EXISTING 2019-B TRUST SUBI CERTIFICATE TRANSFER AGREEMENT.

The parties to the Existing 2019-B Trust SUBI Certificate Transfer Agreement hereby amend the Existing 2019-B Trust SUBI Certificate Agreement (other than the recitals thereto) by:

(a) amending the existing references to the various parties, roles, agreements and terms to the new references listed opposite such existing references on Schedule I attached hereto; and

(b) deleting Section 2.06 in its entirety and replacing it with the following:

“Release of Claims. Pursuant to Sections 4.1(f), 4.1(g) and 10.1 of the Titling Company Agreement, the Transferee hereby covenants and agrees for the express benefit of the Member and each holder from time to time of the Unallocated Assets Certificate and any Series Certificate that the Transferee shall release all claims to the Unallocated Assets and the related Other Series Assets, respectively, and, in the event such release is not given effect, to subordinate fully all claims it may be deemed to have against the Unallocated Assets or such Other Series Assets, as the case may be.”.

SECTION 9. AMENDMENTS TO EXISTING 2019-B ARR AGREEMENT.

The parties to the Existing 2019-B ARR Agreement hereby amend the Existing 2019-B ARR Agreement (other than the recitals thereto) by amending the existing references to the various parties, roles, agreements and terms to the new references listed opposite such existing references on Schedule I attached hereto.

SECTION 10. AMENDMENT DOCUMENTS IN FULL FORCE AND EFFECT, AS AMENDED.

All the terms and conditions of the Amendment Documents and the other Basic Documents (including all obligations of any Converted Party (including without limitation all obligations with respect to indemnities)) shall remain in full force and effect, as amended by this Omnibus Amendment and Consent. All references to the Amendment Documents in any other document or instrument shall be deemed to mean such Amendment Document, as amended by this Omnibus Amendment and Consent. This Omnibus Amendment and Consent shall not constitute a novation of any Amendment Document, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Amendment Documents, as amended by this Omnibus Amendment and Consent, as though the terms and obligations of the Amendment Documents were set forth herein.

SECTION 11. CONSENTS; NOTICE REQUIREMENTS DEEMED SATISFIED.

(a) The Depositor hereby directs the Issuing Entity to consent to the amendments set forth herein, the replacement or amended documents dated and executed on and as of the date hereof (or such other date specified below), as set forth below, the Merger and each Conversion. The Issuing Entity, at the direction of the Depositor, hereby so consents, which consent with respect to the Second Amendment to the Amended and Restated Trust Agreement of NILT Trust shall be effective as of March 31, 2021.

(b) The parties hereto (to the extent a party whose consent is required under the governing documents of the Titling Trustee and the Titling Trust prior to the Merger and the Conversion) hereby consent, effective as of March 31, 2021, to the Agreement and Plan of Merger, dated as of March 31, 2021 (the “Plan”), between the Titling Trustee and the Titling Trust, substantially in the form attached hereto as Exhibit A. Such parties further agree that upon consummation of the Merger, the Titling Trustee’s separate existence and its role as Titling Trustee under the Titling Trust Agreement will be terminated. In furtherance of the Merger, each of the parties hereto entitled to direct the Delaware Trustee under the Titling Trust Agreement hereby authorizes and instructs the Delaware Trustee, as sole remaining trustee under the Titling Trust Agreement, to execute any all documents on behalf of the Titling Trust necessary to consummate the Merger, including, without limitation, execution and filings of a Certificate of Merger with the Secretary of State of the State of Delaware (the “Secretary of State”).

(c) The parties hereto (to the extent a party whose consent is required under the replaced or amended documents, or to the change or elimination of the capacities of certain parties thereunder) hereby consent to the following replacement or amended documents dated and executed on and as of the date hereof, in each case in the forms delivered to such parties, and to the change or elimination of the capacities of certain parties thereto as provided therein (and in connection therewith, deem satisfied any and all notice requirements relating to such amendments or changes):

(i) Limited Liability Company Agreement of the Titling Company;

(ii) Amended and Restated Servicing Agreement of the Titling Company;

(iii) 2019-B Series Supplement relating to the 2019-B Series Interest and the related 2019-B Series Certificate;

(iv) Second Amendment to the Amended and Restated Trust Agreement of NILT Trust, dated as of March 31, 2021; and

(v) Limited Liability Company Agreement of NILT LLC.

In furtherance of the foregoing, each of the parties hereto entitled to direct the Delaware Trustee under the Titling Trust Agreement hereby authorizes and instructs the Delaware Trustee to execute any all documents on behalf of the Titling Trust necessary to consummate the Conversion of the Titling Trust, including, without limitation, execution and filing of a Certificate of Conversion with the Secretary of State.

(d) The parties hereto hereby agree that this the Omnibus Amendment is deemed to satisfy all notice requirements with respect to such party relating thereto set forth in the Amendment Documents (as in effect before giving effect to this Omnibus Amendment and Consent) with respect to the amendments set forth herein and with respect to any changes of name, location or corporate form or otherwise of the various parties, each in connection with its respective Conversion.

(e) For the purposes of Section 11(b) above, NILT Trust, as of March 31, 2021, hereby directs the Titling Trustee, the trustee of NILT Trust, the Delaware Trustee and the Trust Agent to execute this Omnibus Amendment and Consent.

SECTION 12. CONDITIONS TO EFFECTIVENESS; AUTHORITY TO FILE.

The obligations of the parties hereto to enter into this Omnibus Amendment and Consent and the effectiveness of this Omnibus Amendment and Consent is subject to satisfaction of the following conditions, and this Omnibus Amendment and Consent shall be effective immediately after all of the following occur (such date, the “Effective Date”), without further action by any party other than the following:

(a) the Rating Agency Condition shall have been satisfied with respect to the amendments made to the Amendment Documents in this Omnibus Amendment and Consent;

(b) the parties hereto shall have received a duly executed counterpart of this Omnibus Amendment and Consent from each party hereto;

(c) the required opinions and officers’ certificates shall have been delivered to the Indenture Trustee and the Owner Trustee pursuant to the Existing 2019-B Indenture, the Existing 2019-B SUBI Servicing Supplement, the Existing 2019-B Trust Agreement, the Existing 2019-B SUBI Certificate Transfer Agreement and the Existing 2019-B ARR Agreement.

Upon receipt of evidence of satisfaction of the conditions set forth above, NMAC shall provide written notice to the Indenture Trustee, the Owner Trustee and the Delaware Trustee stating that the conditions to effectiveness of this Amendment have been satisfied and identifying the Effective Date.

Upon the Effective Date, the Indenture Trustee hereby authorizes each of NILT LLC, NALL II and the Issuing Entity (or its respective designee), as applicable, to file each of the UCC-1 financing statements and UCC-3 financing statement amendments, in each case with the Secretary of State of Delaware, as may be deemed necessary or desirable to maintain the perfection of the security interest granted to the Indenture Trustee pursuant to the 2019-B Indenture.

SECTION 13. MISCELLANEOUS.

(a) This Omnibus Amendment and Consent and any Basic Document may be executed (including by way of electronic or facsimile transmission) in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all counterparts taken together shall constitute one and the same instrument. The parties acknowledge and agree that they may execute this Omnibus Amendment and Consent and any Basic Document and any variation or amendment to the same, by electronic instrument. The parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Omnibus Amendment and Consent and any Basic Document shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Omnibus Amendment and Consent and any such Basic Document, applicable and evidencing the parties’ intention to be bound by the terms and conditions contained herein and therein. For the purposes of using an electronic signature, the parties authorize each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

(b) The descriptive headings of the various sections of this Omnibus Amendment and Consent are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Omnibus Amendment and Consent.

(d) SOLELY WITH RESPECT TO THE NY AMENDMENT DOCUMENTS, THIS OMNIBUS AMENDMENT AND CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS OMNIBUS AMENDMENT AND CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE INDENTURE.

(e) SOLELY WITH RESPECT TO THE DE AMENDMENT DOCUMENTS, THIS OMNIBUS AMENDMENT AND CONSENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(f) It is expressly understood and agreed by the parties hereto that (a) this Omnibus Amendment and Consent is executed and delivered by Wilmington Trust, National Association (“WTNA”), not individually or personally, but solely as Owner Trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as a personal representation, undertaking or agreement by WTNA, but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Omnibus Amendment and Consent or any other related documents

(g) Notwithstanding any provision of this Omnibus Amendment and Consent to the contrary, (i) the Titling Company is executing and delivering this Omnibus Amendment and Consent solely on behalf of and with respect to Nissan-Infiniti LT LLC – 2019-B Series, a designated series of the Titling Company, and (ii) any liabilities of the Titling Company arising hereunder will be satisfied only out of the assets that have been allocated to and associated with Nissan-Infiniti LT LLC – 2019-B Series and not against the assets of the Titling Company generally or of any other series of the Titling Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Omnibus Amendment and Consent to be executed by their respective officers thereunto duly authorized, as of the date first written above.

NISSAN MOTOR ACCEPTANCE COMPANY LLC,
in its individual capacity and as Servicer, Administrator and Administrative Agent

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

NISSAN AUTO LEASING LLC II, as Depositor,
Certificateholder and Transferee

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

NISSAN-INFINITI LT LLC, as Titling Company

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

NILT LLC, as Member

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

[Signature Page to Omnibus Amendment (NALT 2019-B)]

NISSAN AUTO LEASE TRUST 2019-B, as Issuing Entity

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Dorri Costello
Name:	Dorri Costello
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Dorri Costello
Name:	Dorri Costello
Title:	Vice President

[Signature Page to Omnibus Amendment (NALT 2019-B)]

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Titling Company Registrar

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

[Signature Page to Omnibus Amendment (NALT 2019-B)]

CLAYTON FIXED INCOME SERVICES LLC, as
Asset Representations Reviewer

By:	/s/ Susan Connally
Name:	Susan Connally
Title:	Vice President

[Signature Page to Omnibus Amendment (NALT 2019-B)]

Solely with respect to Section 11(b) (to the extent a party whose consent is required) and for the Acknowledgement of Termination of its respective Role under the Basic Documents:

NILT, INC., as Titling Trustee

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trust Agent

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee for NILT Trust

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Delaware Trustee

By:	/s/ Dorri Costello
Name:	Dorri Costello
Title:	Vice President

[Signature Page to Omnibus Amendment (NALT 2019-B)]

Solely with respect to Section 11(e), prior to the Conversion

NILT TRUST

By: Nissan Motor Acceptance Corporation, as administrator

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

[Signature Page to Omnibus Amendment (NALT 2019-B)]

SCHEDULE I

Amendments to References

Existing Reference	New Reference
Basic Servicing Agreement	Titling Company Servicing Agreement

Grantor	Member (of Titling Company)

NILT Trust, a Delaware statutory trust	NILT LLC, a Delaware limited liability company

Nissan-Infiniti LT, a Delaware statutory trust	Nissan-Infiniti LT LLC, a Delaware limited liability company

Nissan Motor Acceptance Corporation, a California corporation	Nissan Motor Acceptance Company LLC, a Delaware limited liability company

Servicing Supplement	Series Servicing Supplement

Special unit of beneficial interest	limited liability company interest in the series

SUBI	Series

SUBI Certificate	Series Certificate

SUBI Certificate Transfer Agreement	Series Certificate Transfer Agreement

SUBI Servicing Supplement	Series Servicing Supplement

SUBI Supplement	Series Supplement

SUBI Trust Agreement (Titling Trust Agreement as modified by SUBI Supplement)	Series LLC Agreement (Titling Company Agreement as modified by Series Supplement), or Series Titling Company Agreement

Sub-Trust	Series

Titling Trust	Titling Company

Titling Trust Agreement	Titling Company Agreement

Trust Account	Series Account

Trust Asset	Titling Company Asset

Trust Document	Titling Company Document

UTI	Unallocated Assets

UTI Assets	Unallocated Assets

UTI Beneficiary	Member (of Titling Company)

UTI Certificate	Unallocated Assets Certificate

SCHEDULE II

Amendments to Notice Information

Nissan Motor Acceptance Company LLC

One Nissan Way

Franklin, Tennessee 37067

Attention: Douglas Gwin

E-mail: Doug.gwin@nissan-usa.com

NILT LLC

One Nissan Way

Franklin, Tennessee 37067

Attention: Douglas Gwin

E-mail: Doug.gwin@nissan-usa.com

Nissan-Infiniti LT LLC

One Nissan Way

Franklin, Tennessee 37067

Attention: Douglas Gwin

E-mail: Doug.gwin@nissan-usa.com

EXHIBIT A

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Plan”) is made as of March 31, 2021, by and among NILT, Inc., a Delaware corporation (the “Merging Company”) and Nissan-Infiniti LT, a Delaware statutory trust (the “Surviving Entity”).

RECITALS

WHEREAS, the Surviving Entity is a statutory trust duly organized and existing under the laws of the State of Delaware;

WHEREAS, the Merging Company is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, NILT Trust, a Delaware statutory trust (the “Beneficiary”), owns all of the issued and outstanding shares of capital stock of the Merging Company and is sole beneficiary of the Surviving Entity;

WHEREAS, the Beneficiary has approved this Plan, and declared it advisable that the Merging Company merge with and into the Surviving Entity, which shall be the surviving entity, in the manner and upon the terms and conditions hereinafter set forth and with the effect provided by and pursuant to the applicable provisions of Delaware Statutory Trust Act (The “DSTA”) and the Delaware General Corporation Law (the “Act” and, together with the DSTA, the “Law”), which law permits the Merger herein contemplated;

WHEREAS, immediately following the execution and delivery of this Plan by the parties hereto, the Beneficiary will deliver a written consent adopting the Plan in accordance with the applicable provisions of the Law; and

WHEREAS, for United States federal income tax purposes, the parties intend that the Merger (as defined below) qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder.

PLAN

NOW, THEREFORE, the parties to this Plan, in consideration of the foregoing and the mutual covenants, agreements and provisions hereinafter contained, do hereby agree as follows:

The Merger. At the Effective Time (as defined below), upon the terms and subject to the conditions set forth in this Plan and in accordance with the applicable provision of the Law, the Merging Company shall be merged with and into the Surviving Entity (the “Merger”), the separate existence of Merging Company shall cease and the existence of the Surviving Entity shall continue unaffected and unimpaired by the merger with all of the rights, privileges, immunities and powers and subject to all the duties and liabilities of a statutory trust organized under the Law.

Effective Time. The Merger shall become effective upon the date and time specified in the certificate of merger filed with the Delaware Secretary of State (the “Effective Time”).

Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the applicable provision of the Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Merging Company shall vest in the Surviving Entity, and all debts, liabilities and duties of the Merging Company shall become the debts, liabilities and duties of Surviving Entity. At any time, or from time to time, after the Effective Time, any authorized persons of the Surviving Entity may, in the name of the Merging Company execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action as the Surviving Entity may deem necessary or desirable in order to (a) vest, perfect or confirm the Surviving Entity’s title to and possession of all of the Merging Company’s property, rights, privileges, powers, franchises, immunities and interests and (b) otherwise carry out the purposes of this Plan.

Outstanding Shares. All of the issued and outstanding shares of capital stock of the Merging Company shall, at the Effective Time, by virtue of the Merger and without any action on the part of the Surviving Entity, be cancelled and cease to exist. All of the beneficial interests in the Surviving Entity shall continue unaffected and unimpaired by the Merger and shall continue to represent 100% of the beneficial interests in the Surviving Entity.

Organizational Documents. The certificate of trust and trust agreement of the Surviving Entity at the Effective Time shall be the certificate of trust and trust agreement of the Surviving Entity, respectively, each in full force and effect, until the same shall be altered or amended as therein provided or as provided by law.

Benefit. This Plan shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Entire Agreement. This Plan contains the entire agreement between the parties hereto with respect to the Merger and supersedes all prior arrangements or understandings with respect thereto.

Amendment. This Plan may not be amended except by a writing signed by all parties hereto.

Counterpart. This Plan may be signed in counterpart and by facsimile signature or other form of electronic transmission, each of which shall constitute an original and all of which shall constitute one and the same instrument.

Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

[Remainder of page intentionally left blank; signature page follows.]

2

IN WITNESS WHEREOF, the Surviving Entity and the Merging Company have caused this Agreement and Plan of Merger to be signed as of the date first set forth above.

NILT, INC.

By:	/s/ Kevin J. Cullum
Name:	Kevin J. Cullum
Title:	Director

NISSAN-INFINITI LT

By: Nissan Motor Acceptance Corporation, as Servicer

By:	/s/ Kevin J. Cullum
Name:	Kevin J. Cullum
Title:	President

[Signature Page to Agreement and Plan of Merger]